UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2005

ONSOURCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-50470 Commission File Number	84-1561463 (I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 534-1800

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Former name or former address, if changed since last report)

ITEM 7.01	REGULATION FD DISCLOSURE

          On May 23, 2005, the Company, d/b/a Ceragenix Pharmaceuticals, issued a press release announcing that it has withdrawn its pending Request for Designation from the United States Food and Drug Administration's Office of Combination Products ("OCP") and is meeting with OCP to discuss a proposed formulation change to its Epiceram™ product on June 8, 2005. A copy of the press release is filed herewith.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements of business acquired
Not applicable.
(b)	Pro forma financial information
Not applicable.
(c)	Exhibits
Item	Title
1.0	Press Release dated May 23, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
OnSource Corporation (Registrant)
Dated: May 24, 2005	/s/ Steven S. Porter Steven S. Porter, Chief Executive Officer